Exhibit 99.1

FINANCIAL STATEMENTS OF
DECISION DYNAMICS TECHNOLOGY LTD.

AS OF DECEMBER 31, 2009
AND FOR THE YEAR THEN ENDED

AUDITORS' REPORT TO THE DIRECTORS

We have audited the consolidated balance sheet of Decision Dynamics Technology Ltd. as at December 31, 2009 and the consolidated statements of loss and deficit and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2009 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

(signed) KPMG LLP
Chartered Accountants

Calgary, Canada
April 16, 2010 (except as to notes 16 and 17 which are as of July 14, 2010)

Decision Dynamics Technology Ltd.
Consolidated Balance Sheets

(Expressed in Canadian Dollars)
December 31,
2009
ASSETS
Current
Cash and cash equivalents	$2,075,326
Accounts receivable (notes 10 and 14)	788,659
Prepaid expenses	149,543
3,013,528

Accounts receivable (note 10)	153,761

Property and equipment (note 6)	357,623

$3,524,912

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	$459,541
Deferred revenue - current	357,275
$816,816

Long term deferred revenue	28,466

Shareholders' equity
Capital stock (note 7)	27,053,315
Warrants (note 7)	349,638
Contributed surplus (note 7)	3,011,812
Deficit	(27,735,135)
2,679,630
$3,524,912

Future Operations (note 2)

Subsequent Events (notes 7(a), 7(b) and 17)

Approved on behalf of the board

Colum Bastable, Director	James Baillie, Director

See accompanying notes to the consolidated financial statements.

Decision Dynamics Technology Ltd.
Consolidated Statements of Loss and Deficit

(Expressed in Canadian Dollars)

Year Ended
December 31,
2009

Revenue	$3,198,236
Cost of sales	1,090,214

Gross Profit	2,108,022

Expenses
General and administration	1,286,742
Research and development	1,149,104
Selling and marketing	1,089,115
Restructuring costs (note 9)	206,210
Amortization of property and equipment	189,604

(1,812,753)

Foreign exchange loss (gain)	46,012
(Gain) loss on disposal of equipment and leasehold improvements	(3,362)
Interest income	(10,533)
Interest expense	21,273

Net loss and comprehensive loss	(1,866,143)

Deficit, beginning of year	$(25,868,992)

Deficit, end of year	$(27,735,135)

Basic and diluted loss per share,	$(0.03)

Weighted average number of common shares outstanding, basic and diluted	59,448,800

Decision Dynamics Technology Ltd.
Consolidated Statements of Cash Flows

(Expressed in Canadian Dollars)

Year Ended
December 31,
2009
Cash provided by (used in):
Operations
Cash received from customers	$2,916,581
Cash paid to suppliers and employees	(4,982,337)
Interest received	10,533
Interest paid	(21,273)
(2,076,496)
Investing activity

Purchase of equipment	(51,660)
Cash flows from discontinued operation	435,786
384,126
Financing activities

Repurchase of shares (note 7)	(47,320)

Increase (decrease) in cash and cash equivalents	(1,739,690)

Cash and equivalents, beginning of year	$3,815,016

Cash and equivalents, end of year	$2,075,326

See accompanying notes to the consolidated financial statements.

Decision Dynamics Technology Ltd.
Notes to Consolidated Financial Statements
Year ended December 31, 2009

(Expressed in Canadian Dollars)

1.	Nature of operations

Decision Dynamics Technology Ltd. (the “Company”), until April 30, 2010 a public company incorporated under the Canada Business Corporations Act, is a provider of project cost control and productivity management software for the energy industry, including major electrical power companies.

The Company’s product, OncoreTM, is a project cost management solution that provides high volume, real-time capture of field labor, equipment, and material cost information, contract validation and approvals for operations management and capital projects. OncoreTM unifies the project data, information, and knowledge needed for project visibility thereby enabling better information for project management decisions.  Decision Dynamics is a Microsoft Gold Certified Partner.

The Company’s head office is located in Calgary, Alberta, Canada.  It operates a wholly-owned foreign subsidiary in the United States.

2.	Future operations

These financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities and commitments in the normal course of business.  Recurring losses since inception have resulted in an accumulated deficit of $28 million. These financial statements do not give effect to any adjustment should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing significantly from those reflected in the financial statements.

During 2009, the Company determined that a sale of the business was in the best interest of the shareholders, customers and employees.  On January 7, 2010, the Company entered into a non-binding letter of intent for the sale of the Company, to Coreworx Inc. (“Coreworx”), a subsidiary of Acorn Energy Inc. (“Acorn”) (NASDAQ: ACFN), and executed a definitive agreement on March 2, 2010 (see note 17). The acquisition closed on April 30, 2010.

3.	Significant accounting policies

(a)	Basis of presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned U.S. subsidiary, Decision Dynamics Technology Inc.  All intercompany balances and transactions have been eliminated. A reconciliation of the Company’s consolidated financial statements from Canadian GAAP to accounting principles generally accepted in the United States of America (“US GAAP”) is included in Note 16.

(b)	Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting periods presented.  Actual results will differ from those estimates.  The significant items requiring management estimate include deferred revenue, valuation of future income taxes, and the estimated useful lives of property and equipment.

(c)	Revenue recognition

The Company’s revenue consists primarily of software licensing revenues, customer hosting revenues, professional service revenues and post contract customer support revenues.

Decision Dynamics Technology Ltd.
Notes to Consolidated Financial Statements
Year ended December 31, 2009

(Expressed in Canadian Dollars)

Software licensing revenue is recognized in the period that a non-cancelable license agreement has been signed and received; the software and related documentation have been delivered; there are no uncertainties regarding customer acceptance; the fees are fixed and determinable; collection of the resulting receivable is deemed probable; and no other significant vendor obligations or milestones exist.  Where significant milestones exist, software licensing revenue is recognized only after these milestones have been satisfied.  Where the service obligations include significant production, modification or customization, contract accounting (percentage of completion) is applied to the license and service elements of the arrangement.

Customer hosting and professional service revenues are recognized when the services are performed. Work in progress is comprised of unbilled fees and is recorded at the market value of time incurred (customer billing rates).  Any estimated losses on contracts are recognized during the period in which the loss first becomes apparent.

Post contract customer support revenue includes maintenance and service support provided to license holders.  Time based maintenance revenues are initially allocated contract proceeds based on vendor specific objective evidence (“VSOE”) of fair value and are recognized on a straight-line basis over the term of the contract and time-based service revenues are recognized when the service is performed.  Maintenance is invoiced annually in advance, and is recorded in deferred revenue and recognized as revenue on a straight-line basis over the year.

For all revenue streams, revenue is not recognized until there is evidence that an arrangement exists, delivery has occurred, the fees are fixed and determinable and collection is probable.

For multiple element arrangements, where VSOE of fair value is available for all undelivered elements, the contract value is allocated to each element based on VSOE and revenue recognition criteria are assessed separately for each element.  Where VSOE is not available for one or more undelivered elements, the arrangement consideration is recognized based on a single unit of accounting.  The residual method is used when VSOE is available for all undelivered elements but not the delivered element.

(d)	Foreign currency translation

The Company’s subsidiary is an integrated operation and is translated into Canadian dollars using the temporal method.  Monetary assets and liabilities are translated at exchange rates in effect at the balance sheet date.  Other assets and liabilities are translated at rates in effect at the date the assets were acquired and liabilities incurred. Revenue and expenses are translated at the rates of exchange in effect at their transaction dates.  The resulting gains or losses are included in the determination of income or loss.

(e)	Cash equivalents

The Company considers cash equivalents to be all cash and highly liquid investments with original maturities of three months or less from the date of purchase and that are readily convertible to known amounts of cash.

(f)	Research and development costs

The Company is continually engaged in research and development.  Research costs are expensed as incurred.  Development costs, net of investment tax credits recognized, are expensed as incurred, unless they meet the requirements for capitalization and amortization under Canadian generally accepted accounting principles.  There have been no capitalized development costs to date.

(g)	Property and equipment

Property and equipment are recorded at cost less accumulated amortization.  The Company provides for amortization using the following methods and annual rates:

Decision Dynamics Technology Ltd.
Notes to Consolidated Financial Statements
Year ended December 31, 2009

(Expressed in Canadian Dollars)

Equipment and furniture	20% Declining balance
Computer hardware	30% Declining balance
Computer software	50% Declining balance
Leasehold improvements	Straight line over the term of the lease

(h)	Future income taxes

Future income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will be not realized.

(i)	Stock based compensation

The Company has a stock based compensation plan under which all stock based compensation awards are measured and recognized as an expense based on their fair value.  For options granted in respect of future services, compensation expense is recorded over the vesting period. When options are exercised, the proceeds received by the Company, together with the amount in contributed surplus, are credited to share capital. When options are forfeited, the recovery of expenses attributable to these options is recognized at the time of forfeiture; however, no adjustment is made for expenses related to vested options.

The Company also has a share accumulation plan allowing directors to receive their annual compensation in deferred share units.  As this plan allows the directors to elect settlement at termination in either shares or cash, net of applicable taxes, the award is classified as a liability in the financial statements and included in accounts payable and accrued liabilities.  The amount of the liability is based on the value of the Company’s shares and any increases or decreases in the value are recognized as an expense or recovery in the valuation period.

(j)	Per share amounts

Per share amounts are computed by dividing net income (loss) by the weighted average shares outstanding during the period.  Diluted per share amounts are computed by dividing net loss by the weighted average shares outstanding adjusted for additional shares from the assumed exercise of stock options or warrants, if dilutive.  The number of additional shares is calculated by assuming the outstanding dilutive stock options or warrants are exercised and that the assumed proceeds are used to acquire common shares at the average market price during the period.  Only options or warrants that are ‘in the money’ are included in this calculation.

Options and warrants to purchase common shares were not included in the computation of diluted earnings per share because the result would have been anti-dilutive.

(m)	Financial instruments

The Company reports and presents comprehensive income or loss, which is defined as the change in equity from transactions and other events from non-owner sources.  Other comprehensive income or loss refers to items recognized in comprehensive income or loss that are excluded from net income or loss calculated in accordance with generally accepted accounting principles.  The Company had no “other comprehensive income or loss” transactions during 2009 and no opening or closing balances for accumulated other comprehensive income or loss.

The Company has classified its financial instruments into one of these five categories:  held for trading, held-to-maturity, loans and receivables, available-for-sale financial assets or other financial liabilities.  All financial instruments, including derivatives, are measured initially in the balance sheet at fair value.  Subsequent measurement and changes in fair value will depend on their initial classification, as follows:  held-for-trading financial assets are measured at fair value and changes in fair value are recognized in net earnings; available-for-sale financial instruments are measured at fair value with changes in fair value recorded in other comprehensive income or loss until the investment is derecognized or impaired at which time the amounts would be recorded in net earnings.  Loans and receivables, held to maturity investments and other financial liabilities are measured at amortized cost.

Decision Dynamics Technology Ltd.
Notes to Consolidated Financial Statements
Year ended December 31, 2009

(Expressed in Canadian Dollars)

The Company has designated its cash and cash equivalents as held-for-trading, which is measured at fair value.  Accounts receivable are classified as loans and receivables, which are measured at amortized cost.  Accounts payable and accrued liabilities are classified as other financial liabilities, which are measured at amortized cost.  The Company had neither available-for-sale, nor held to maturity instruments during the year ended December 31, 2009.

All derivative instruments, including embedded derivatives, are recorded in the statement of operations and deficit at fair value unless exempted from derivative treatment as a normal purchase and sale.  All changes in their fair value are recorded in earnings unless cash flow hedge accounting is used, in which case changes in fair value are recorded in other comprehensive income or loss.  At December 31, 2009, the Company had no derivative instruments.  Hedge accounting enables the recording of gains, losses, revenues and expenses from derivative financial instruments in the same period as for those related to the hedged item. The Company does not have any hedges as at December 31, 2009.

4.	Future accounting changes

Convergence with International Financial Reporting Standards (“IFRS”)
In February 2008, the Accounting Standards Board (AcSB) confirmed that all Canadian publicly accountable enterprises will be required to adopt International Financial Reporting Standards (IFRS) for interim and annual reporting purposes for fiscal years beginning on or after January 1, 2011.  These standards would require the Company to begin reporting under IFRS in the first quarter of 2011 with comparative data for the prior year.

The Company has undertaken the initial steps in its IFRS transition project, which includes three key phases: Initial assessment, Design, and Implementation.  However, due to the sale of the Company to Coreworx (see note 17), further work involved with these phases was postponed late in 2009, pending the completion of the sale transaction.

Business combinations
In January 2009, the CICA issued Handbook Section 1582 - "Business Combinations" which will replace Handbook Section 1581 - "Business Combinations". Section 1582 requires that most identifiable assets, liabilities, non-controlling interests and goodwill acquired in a business combination will be recorded at fair value. Obligations for contingent considerations and contingencies will also be recorded at fair value at the acquisition date. The standard also requires acquisition-related costs to be expensed as incurred and provides guidance on the accounting for restructuring costs. This new standard substantially harmonizes Canadian GAAP with IFRS. This section is applied prospectively to business combinations for which the acquisition date is on or at the beginning of the first annual reporting period beginning on or after January 1, 2011. Earlier application is permitted. The Company is currently assessing the impact of this new standard.

Consolidated financial statements
In January 2009, the CICA issued Handbook Sections 1601 - "Consolidated Financial Statements" and 1602 - "Non-controlling Interests" which will replace Handbook Section 1600 - "Consolidated Financial Statements". Section 1601 establishes standards for the preparation of consolidated financial statements. Section 1602 establishes standards for accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These new standards substantially harmonize Canadian GAAP with IFRS. These sections are to be implemented concurrently with Section 1582. The Company is currently assessing the impact of this new standard.

Decision Dynamics Technology Ltd.
Notes to Consolidated Financial Statements
Year ended December 31, 2009

(Expressed in Canadian Dollars)

5.	Discontinued operations

In Q3 2008, the Company completed the sale of the Wellcore product line.  There were no results of the discontinued operation in 2009.

The Company previously disclosed that prior to receipt of the final payment of proceeds, it had received notification that the purchaser intended to withhold payment pending a final review of the original agreed to purchase price.  During Q4 2009, the Company received the final payment of the proceeds and no further amounts are due from the purchaser.

6.	Property and equipment

December 31, 2009	Cost	Accumulated amortization	Net book value

Equipment and furniture	$104,166	$62,974	$41,192
Computer hardware	665,797	421,237	244,560
Computer software	142,338	114,057	28,281
Leasehold improvements	143,027	99,437	43,590
	$1,055,328	$697,705	$357,623

7.	Share capital

(a) Common shares

Authorized
Unlimited number of voting common shares

Issued and outstanding common shares:

	Number	Amount
Balance December 31, 2008	60,212,466	$27,606,710
Purchased and cancelled	(1,207,000)	(553,395)
Balance December 31, 2009	59,005,466	$27,053,315

The Company commenced a normal course issuer bid, effective for one year, on December 15, 2008. Under this bid, the Company could purchase for cancellation up to 3,020,623 or 5% of its common shares outstanding as at December 15, 2008.  Monthly purchases were limited to 1,204,249 or 2% of the common shares outstanding as at December 15, 2008.

As of the expiry date of the normal course issuer bid, the Company had purchased and cancelled 1,207,000 or 40% of the shares authorized for purchase under the terms of the normal course issuer bid, for total consideration of $47,320, or an average stock price of $0.039 per share.  The excess weighted average carrying amount of common shares purchased over amounts paid under the normal course issuer bid of $506,075 has been credited to contributed surplus.

During Q4 2009, the Company’s board of directors approved the Company making a shares for service application to the TSX Venture Exchange Inc. (“TSXV”), whereby all employees of the Company, excluding officers and directors, would receive shares for their service.  The shares for services allocation include the issuance of 993,133 shares, over a period of three years.  Subsequent to December 31, 2009, the Company received approval from the TSXV, and 331,044 shares for services were issued at a value of $0.06 (the market price of the Company’s shares on the date of board approval).  Under the terms of the shares for services agreement, the remaining 662,089 would vest over the next two years, with 331,044 to be issued in Q4 2010 and the remaining 331,045 to be issued in Q4 2011.  The Company has recorded $15,394 in compensation costs related to the shares for services agreement.

Decision Dynamics Technology Ltd.
Notes to Consolidated Financial Statements
Year ended December 31, 2009

(Expressed in Canadian Dollars)

In connection with the sale of the Company to Coreworx on April 30, 2010, all of the remaining 662,089 shares for service vested and were issued immediately prior to the close of the transaction.

(b) Stock based compensation

(i)	Stock Option Plan:

The Company has established a stock option plan (“the Plan”) for directors, officers, and employees.  Under the Plan, the aggregate number of options available for issue may not exceed 8,076,320 as at December 31, 2009.  The options are non-assignable and expire either seven or ten years after grant.

Balance, December 31, 2008	6,064,492
Granted	175,000
Expired	(1,738,410)
Forfeited	(161,000)
Cancelled	(1,332,833)
Balance, December 31, 2009	3,007,249

Stock options outstanding as at December 31, 2009 under the Plan are as follows:

	Options outstanding			Options Exercisable
Range of exercise prices outstanding	Number outstanding at December 31, 2009	Weighted average remaining contractual life (months)	Weighted average exercise price	Number exercisable at December 31, 2009	Weighted average exercise price
$0.10	325,000	108	$0.10	108,333	$0.10
$0.16	1,944,637	20	$0.16	1,944,636	$0.16
$0.205 - 0.31	175,000	42	$0.268	175,000	$0.24
$0.55	500,000	36	$0.55	500,000	$0.55
$0.745	62,612	18	$0.745	62,612	$0.745
$0.04 - 0.745	3,007,249	53	$0.64	2,790,581	$0.245

During the year $17,817 (2008 - $92,132) in compensation costs were recorded in the statement of income (loss) for options granted to employees, officers and directors.

During Q4 2009, the Company’s board of directors approved the cancellation of 1,332,833 stock options outstanding for all employees included in the shares for service proposal.

Two common share option grants were issued in 2009, and were subsequently cancelled as part of the cancellation of stock options outstanding for employees included in the shares for service issuance.  In connection with the sale of the Company to Coreworx on April 30, 2010, all of the unexercised stock options of 3,007,249 were cancelled.

Decision Dynamics Technology Ltd.
Notes to Consolidated Financial Statements
Year ended December 31, 2009

(Expressed in Canadian Dollars)

Share Accumulation Plan

The Company has established a Share Accumulation Plan (“SAP”) that allows each director to elect annually to receive their compensation in cash, common shares issued from treasury, DSUs, or a combination of cash and DSUs.  For 2009, two of the non-management directors elected to receive their compensation in cash.  The remaining three directors elected to receive half of their compensation in cash, and half in DSUs.  Following termination of board service, the directors will receive the then current fair market value in common shares held in the nominal account, settled either in cash or common shares.

Due to the declining share price in 2008, the calculation of shares to be allocated to the SAP resulted in a much higher amount of shares being allocated than was expected when the plan was developed. In Q4 2008 the SAP was modified by the Company in order to address this. Under this modification, the share price used in the calculation of the quarterly share allocation would be set at $0.04 or the volume weighted average price on the last trading day of the period, whichever is greater.  For the quarter ended December 31, 2009, the volume weighted average price exceeded the set share price of $0.04, and the allocation of shares into the SAP was calculated using the volume weighted average price of $0.074.

The fair market value of the total obligation to directors has increased by $126,392 in 2009, reflecting a higher average share price during 2009.  Total compensation expense for the SAP for 2009 is $171,392 and is recognized in general and administration expense.  At the Annual General and Special Meeting held on May 25, 2009, the Company asked for and received approval from the shareholders to increase the number of shares allocated to the plan to 2,200,000. As of December 31, 2009, a total of 2,063,462 shares have been allocated to directors, and a total obligation of $152,696 has been recorded as a liability.

Early in 2010, the Company received notice of resignation of board service from a member of the board.  The board member elected to receive settlement of outstanding DSU’s in common shares, and on March 31, 2010 received a net settlement of 412,089 common shares.

In connection with the sale of the Company to Coreworx on April 30, 2010, board members received settlement of all outstanding DSU’s in common shares, and on April 27, 2010 received a net settlement of 1,287,340 common shares.

(c) Warrants

The Company has warrants outstanding to purchase common shares of the Company at $0.305 per share.  These warrants expire in January 2011.  Subsequent to year end, as part of the sale of the Company to Coreworx, the fair market value of these warrants was determined to be equivalent to $10,000.  On conclusion of the sale, the warrant holder was to receive the fair market value of $10,000 in Company shares.  In connection with the sale of the Company to Coreworx on April 30, 2010, 95,239 common shares were issued immediately prior to the close of the transaction.

(d) Contributed surplus

Balance, December 31, 2008	$2,471,987
Employee and director stock options	30,333
Forfeited options	(7,657)
Shares for Services	15,934
Cancelled shares under Normal Course Issuer Bid	506,075
Cancelled employee stock options	(4,860)
Balance, December 31, 2009	$3,011,812

Decision Dynamics Technology Ltd.
Notes to Consolidated Financial Statements
Year ended December 31, 2009

(Expressed in Canadian Dollars)

8.	Future income taxes

(a)
The provision for income taxes differs from the amount that would be computed by applying the combined statutory Canadian federal and provincial income tax rates to income (loss) before taxes.  The reasons for the difference are as follows:

2009
Income (Loss) before income taxes	$(1,866,143)
Statutory rate	29.00%
Computed income tax (recovery) at statutory rate	(541,181)
Increase (decrease) in taxes resulting from:
Stock based compensation	59,733
Change in Canadian rates and US rate adjustment	460,648
Change in valuation allowance	20,800
Provision for income tax (recovery)	-

(b)	The components of the future income tax balances are as follows:

2009
Non-capital losses	$8,234,155
Tax basis of equipment in excess of carrying amounts	43,314
Share issue costs	12,233
Scientific Research and Expenditure Development pool	97,706
Valuation allowance	$(8,387,408)
-

The non-capital tax losses expire as follows:

2010	111,454
2011	686,973
2021	6,742,426
2022	4,536,561
2023	2,757,438
2024	3,532,214
2025	1,730,252
2026	1,043,963
2027	1,572,089
2028	314,691
2029	1,997,840

9.	Restructuring

A significant amount of the Company’s ongoing cost management was a restructuring of personnel.  For the year ended December 31, 2009, the Company incurred $206,210 of expenses related to severance packages for staff involved in restructuring. As of December 31, 2009 there were no restructuring payments included in liabilities.

Decision Dynamics Technology Ltd.
Notes to Consolidated Financial Statements
Year ended December 31, 2009

(Expressed in Canadian Dollars)

10.	Accounts receivable

During Q2 2009, the Company completed a sale with extended payment terms where amounts will be received over a two year period.  The value of this receivable has been accounted for upon initial recognition at fair value, and subsequent recognition is at amortized cost using the effective interest method.  The related receivable was initially recorded at $988,255.  At December 31, 2009, $493,222 was included in current accounts receivable and $153,761 was reflected as a non current asset.

11.	Segmented information

The Company’s operating activities are related to software licensing and provision of software services in the geographic segments of Canada and the United States of America.

Revenues by geographic segment	2009
Canada	$3,112,889
United States	85,347
Total	$3,198,236

12.	Economic dependence
The Company received revenue from six customers during the year, amounting to approximately $2.9 million representing over 89% of total revenues.  These customers are as follows:

2009
Customer A	$1,263,078
Customer B	590,766
Customer C	365,418
Customer D	359,276
Customer E	163,895
Customer F	125,483
Customer G	92,075
Customer H	74,459
Other customers	163,786
Total	$3,198,236

13.	Commitments

The Company has operating lease commitments for office space and equipment that extend into 2010 and 2011.  The future minimum annual lease payments (including operating costs, taxes and parking if applicable) in 2010 are $249,593 and $8,442 in 2011.

14.	Financial instruments

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair value due to the immediate or short-term maturity of these instruments.  The Company has no capital lease obligations.  The nature of these instruments and the Company’s operations expose the Company to the following risks:

Decision Dynamics Technology Ltd.
Notes to Consolidated Financial Statements
Year ended December 31, 2009

(Expressed in Canadian Dollars)

(a) Credit Risk

Credit risk arises from the potential that a counter party will fail to perform its obligations.  The Company is exposed to credit risk from customers.  The extent of this risk depends on the credit quality of the customer. Most of the Company’s customers are larger customers in the energy and utilities sector.

Credit approval and monitoring practices are incorporated into the Company’s standard sales process to mitigate this risk.  They include the review of the creditworthiness of new customers, monitoring customer payment performance and regular follow-up with all non-current customers.  When it is determined that all or a portion of an account may not be collectible, the Company establishes an allowance for doubtful accounts.  The Company has evaluated its accounts receivable at December 31, 2009 and determined that no valuation allowance is required.

Excluding the receivables discussed in note 10, the Company’s total trade accounts receivable of $242,441 from five customers (2008 - $285,000 from five customers), which represents 100% of total trade accounts receivable.  The Company’s total accounts receivable (excluding the contract receivable described in note 10) is aged as follows:

	December 31, 2009

Current (0 - 30 days from due date)	211,410	87%
31 - 60 days past due	1,324	1%
Greater than 60 days past due	30,141	12%
	242,875
(b) Interest risk

The Company is exposed to interest rate risk on cash balances earning interest income and to the extent that it secures additional debt financing.  As at December 31, 2009 the Company has no debt.  The Company has invested $1.7M in a 30 day GIC bearing interest at 0.35% which matured on January 28, 2010.

(c) Liquidity risk

The Company may be exposed to liquidity risk if it is unable to collect its trade accounts receivable balances or secure additional debt or equity financing when needed on a timely basis.  This would impact the Company’s ability to meet commitments to creditors.  The Company manages its liquidity risk by carrying a target level of cash on its balance sheet, by maintaining a conservative capital structure, by prudently managing its credit risks and actively managing its accounts receivable.

(d) Foreign exchange risk

The Company has limited foreign exchange risk.  Currently, a small portion of revenue and expenses are in US dollars, and there is minimal working capital denominated in US dollars.

15.	Capital management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern so that it can continue to seek to provide returns for shareholders and benefits for other stakeholders, to maintain an optimal structure to reduce the cost of capital and to facilitate the growth strategy of the Company.

The Company monitors its capital management through analysis of near-term and mid-term cash flow expectations to ensure an adequate amount of liquidity, and through the monthly review of financial results and cash flow projections.  The Company considers the shareholders equity to be the capital of the Company.

Based upon the current cash position of the Company, the dynamic nature of the technology market that the Company engages in, and the low level of tangible assets required, the capital strategy is to carry no debt at this time.

Decision Dynamics Technology Ltd.
Notes to Consolidated Financial Statements
Year ended December 31, 2009

(Expressed in Canadian Dollars)

16.	Differences between Canadian and United States generally accepted accounting principles

As described in note 3(a), the Consolidated Financial Statements have been prepared in accordance with Canadian GAAP.

No reconciliation of the differences between Canadian and United States generally accepted accounting principles has been provided as the application of U.S. GAAP would not have a significant impact on net loss, total assets, total liabilities or total shareholders’ equity, as reported under Canadian GAAP.

17.	Subsequent Event

On March 2, 2010, the Company executed a definitive agreement for the sale of the Company to Coreworx which was subject to shareholder approval at the Special Meeting held on April 27, 2010. The sale was expected to be completed by April 30, 2010.  Under the terms of the Agreement, the sale provides for 1,000,000 shares of Acorn to be exchanged for all outstanding Company shares.

On April 30, 2010, the sale transaction closed such that Coreworx acquired 100% of the issued and outstanding common shares of the Company in consideration for the issuance of 1,000,000 shares of Acorn in accordance with terms of a previously announced arrangement agreement entered into on March 2, 2010.  The acquisition was structured as a plan of arrangement under the Canada Business Corporations Act and was subject to approval by the holders of at least two-thirds of the outstanding common shares and options of the Company, each voting as a separate class, which was obtained at the meeting held on April 27, 2010, and the approval of the Court of Queen's Bench of Alberta, which was obtained on April 29, 2010. In connection with the sale of the Company, prior to the closing of the sale on April 30, 2010, 2,044,668 shares were issued relating to the shares for services, DSUs and warrants.